UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 13, 2015, WellCare Health Plans, Inc. (“WellCare”) received executed Amendment #20 (“Amendment #20”) to Contract No. 0654 (“Contract 0654”) between the Georgia Department of Community Health (“DCH”) and WellCare of Georgia, Inc. (“WCGA”), a wholly-owned subsidiary of WellCare.
Amendment #20 provides for an additional capitation payment to reimburse the Company for the annual premium-based health insurance industry assessment (the "ACA industry fee") imposed by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the "ACA") on health insurers for the period from July 1, 2013 to June 30, 2014. Amendment #20 provides that the additional capitation payment shall be paid in a single month after the amount of the ACA industry fee attributable to the Georgia Medicaid and PeachCare programs is known. WellCare has requested confidential treatment of the specific rate information contained in Amendment #20.
This additional capitation payment was reflected in the Company’s financial results for the year ended December 31, 2014 on Form 10-K in the line item “Medicaid state ACA industry fee reimbursement.”
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under Contract No. 0654 or Amendment #20. The above description is qualified in its entirety by reference to Amendment #20, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 20 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.*
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	WELLCARE HEALTH PLANS, INC. /s/ Blair W. Todt
Blair Todt
Senior Vice President, Chief Legal and Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 20 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.*
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment.